F--140
EXHIBIT

4.1
DESCRIPTION OF THE REGISTRANT’S SECURITIES
REGISTERED PURSUANT TO SECTION 12 OF THE
SECURITIES EXCHANGE ACT OF 1934
First

BanCorp.

(the

“Corporation,”

“we,”

or

“our”)

has

authorized

capital

stock

consisting

of

2,000,000,000

shares

of

common
stock,

par

value

$0.10

per

share

(the

“Common

Stock”)

and

50,000,000 shares

of

preferred

stock,

par

value

$1.00

per

share

(the
“Preferred

Stock”). The

Corporation has

outstanding one

class of

Common Stock

registered pursuant

to Section

12 of

the Securities
Exchange Act

of 1934,

as amended.

The following

summary describes

the rights

of holders of

our Common

Stock as set

forth in

our
Restated Articles of

Incorporation (the

“Articles of Incorporation”),

and our Amended

and Restated By-laws

(the “By-laws”), each

of
which is filed as an exhibit

to the Annual Report on Form 10-K

of which this exhibit is a part.

Holders of our Common Stock have

the
rights

set

forth

in

Puerto

Rico

law,

except

as

otherwise

provided

in

the

Articles

of

Incorporation

and

the

By-laws.

The

following
summary does

not purport

to be

complete and

is subject

to and

qualified in

its entirety

by reference

to the

Articles of

Incorporation,
the By-laws and the applicable provisions of the General Corporations

Act of Puerto Rico.

Common Stock

Dividends
Holders

of

our

Common

Stock

are

entitled

to

receive

dividends

only

if,

when

and

as

declared

by

our

Board

of

Directors

out

of
funds

legally

available

for

the payment

of dividends,

subject to

certain

restrictions

imposed

by

applicable

laws and

the

preferential
dividend rights of any Preferred Stock then outstanding.
Ranking
The

Common

Stock

ranks

junior

with

respect

to

dividend

rights

and

rights

upon

liquidation,

dissolution

or

winding-up

of

the
Corporation to all other securities and indebtedness of the Corporation.
Voting

Rights
Holders of shares of

our Common Stock are entitled

to one vote per share

on all matters voted on

by our stockholders. There

are no
cumulative voting

rights for

the election

of directors.

Except as

otherwise provided

by the Articles

of Incorporation

and the

By-laws,
the vote

required

to take

action is

a majority

of the

votes of

the stockholders

represented

in person

or by

proxy

at a

meeting

of the
Corporation’s stockholders

and entitled to vote.

Except

as

otherwise

permitted

by

the

Articles

of

Incorporation,

the

prior

affirmative

vote

at

a

meeting

of

the

Corporation’s
stockholders

of:

(a)

the

holders

of

not

less

than

seventy-five

(75%) of

the

outstanding

Voting

Shares

(as

defined

in

the

Articles

of
Incorporation),

voting

separately

as

a

class,

and

(b)

an

Independent

Majority

of

Stockholders

(as

defined

in

the

Articles

of
Incorporation),

is

required

to

approve

a

business

combination,

which

includes,

but

is

not

limited

to,

the

sale

or

purchase

of

all

or
substantially

all

of

the

Corporation’s

or

any

of

its

subsidiaries’

assets

or

business,

as

well

as

transactions

with

any

Affiliate

or

a
Related Person (each as defined in the Articles of Incorporation).

At a meeting of the Corporation’s

stockholders called expressly for that purpose, directors

may only be removed for cause by a vote
of seventy-five (75%) of the shares then entitled to vote at an election of directors.

Other Rights and Preferences
The Common

Stock has

no redemption,

preemption or

sinking fund

privileges. The

shares of

Common Stock

are not

convertible
into other securities.
Advance Notice Requirements

Under

the

By-laws,

if

a

stockholder

of

the

Corporation

seeks

to

propose

a

nominee

for

director

for

consideration

at

the

annual
meeting of stockholders, written notice must be received by the Corporate

Secretary of the Corporation at least thirty (30) days prior to the date of the annual meeting of stockholders.

Preferred Stock

The Articles of Incorporation

authorize the issuance

of preferred stock,

in one or more series,

which may be

issued by our Board

of
Directors without

stockholder approval,

and may contain

such voting powers,

liquidation, preferences,

qualifications, and

other rights
thereof, as shall be expressed in resolution or resolutions of the Board of Directors.